EXHIBIT 99.1
OCTOBER 29, 2018
NEWS FOR IMMEDIATE RELEASE
CONTACT: ERIC J. DOSCH, CFO
985.375.0308

First Guaranty Bancshares, Inc. Announces Third Quarter 2018 Results

Hammond, Louisiana, October 29, 2018 – First Guaranty Bancshares, Inc. ("First Guaranty") (NASDAQ: FGBI), the holding company for First Guaranty Bank, announced its unaudited financial results for the quarter and year ending September 30, 2018.

Strong earnings. Continued strong earnings and continued asset quality improvement. These are the factors that describe the first nine months of 2018 for First Guaranty Bancshares, Inc. The numbers are very impressive. Net income for the nine months ending September 30, 2018 totaled $11,595,000. This is an incredible increase of $2,350,000 from the same period of 2017, or an increase of 25%. Earnings for the first nine months of 2018 were only $156,000 less than earnings for the entire year of 2017.

But that's not the best part. Core income before income taxes increased to $15,369,000 for the first nine months compared to $13,080,000 for the first nine months of 2017. This is an increase of $2,289,000 or 17.51%. Core income, before taxes increased 17.51% year over year for the first nine months. Core income after taxes increased to $12,308,000 from $8,598,000 for the first nine months of 2017. This is an increase of $3,710,000 or 43.2%.

The strength of our earnings made it possible for us to accelerate our strategy of moving assets from lower yielding securities to higher yielding loans. For the nine months ending September 30, 2018 we showed a loss of $902,000 from sales of such securities. For the nine months ending September 30, 2017, we had a gain of $996,000. This is a swing of $1,898,000, pre-tax, yet, our net earnings for the first nine months of 2018 are still $2,350,000 higher than 2017. Without the securities transactions our net core income after tax would be $3,710,000 more than September 30, 2017. Very strong earnings.

Earnings per common share for the first nine months of 2018 totaled $1.32 compared to $1.08 for the first nine months of 2017. Return on average assets for the nine month period increased to 0.89% from 0.76% and return on average common equity increased to 10.92% from 9.27%.

The strength of our lending is evident by the fact that our loan interest income for the nine months of 2018 totaled $47,650,000 compared to $39,447,000 for the nine months of 2017. This is an increase of 20.8%. The loan yield increased to 5.49% for the nine months of 2018 compared to 5.13% for the nine months of 2017. The year to date net interest margin increased to 3.40% for 2018 from 3.35% for 2017.

The strength of earnings shows that our strategy of moving assets from lower yielding securities to higher yielding loans is working. It further shows that our loan strategies for our original facilities and our new Texas markets are working. We have set the table for increased lending and increased shareholder value.

On the asset quality side of the equation, as of September 30, 2018 our non-performing assets dropped to 0.43% of total assets compared to 0.84% as of December 31, 2017. The improvement in our assets combined to yield a Texas capital ratio (Bank level) of 4.15% as of September 30, 2018 compared to 8.32% as of December 31, 2017, a strong improvement.

At First Guaranty Bancshares, Inc. we strongly strive to enhance shareholder value and build a fortress balance sheet. The results we have posted for the first nine months of 2018 have enhanced shareholder value. It is our aim to continue and to increase these results.
Thank you for your attention.
Sincerely,
Alton B. Lewis
President and CEO
First Guaranty, Bancshares, Inc.

About First Guaranty
First Guaranty, a Louisiana-based company, has approximately $1.8 billion in assets as of September 30, 2018 and provides personalized commercial banking services through 27 banking facilities located across Louisiana and Texas. For more information, visit www.fgb.net.
Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in our SEC filings, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which First Guaranty operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
First Guaranty wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. First Guaranty wishes to advise readers that the factors listed above could affect First Guaranty's financial performance and could cause First Guaranty's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. First Guaranty does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	September 30, 2018	December 31, 2017
Assets
Cash and cash equivalents:
Cash and due from banks	$63,762	$37,205
Federal funds sold	94	823
Cash and cash equivalents	63,856	38,028

Investment securities:
Available for sale, at fair value	327,449	381,535
Held to maturity, at cost (estimated fair value of $105,726 and $118,557 respectively)	110,950	120,121
Investment securities	438,399	501,656

Federal Home Loan Bank stock, at cost	2,381	2,351
Loans held for sale	570	1,308

Loans, net of unearned income	1,189,386	1,149,014
Less: allowance for loan losses	10,577	9,225
Net loans	1,178,809	1,139,789

Premises and equipment, net	38,902	38,020
Goodwill	3,472	3,472
Intangible assets, net	3,900	4,424
Other real estate, net	1,161	1,281
Accrued interest receivable	7,459	7,982
Other assets	13,644	12,119
Total Assets	$1,752,553	$1,750,430

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$251,767	$251,617
Interest-bearing demand	508,837	611,677
Savings	112,271	104,661
Time	671,567	581,331
Total deposits	1,544,442	1,549,286

Short-term borrowings	24,000	15,500
Accrued interest payable	3,295	2,488
Senior long-term debt	20,572	22,774
Junior subordinated debentures	14,691	14,664
Other liabilities	3,209	1,735
Total Liabilities	1,610,209	1,606,447

Shareholders' Equity
Common stock:
$1 par value - authorized 100,600,000 shares; issued 8,807,175 shares	8,807	8,807
Surplus	92,268	92,268
Retained earnings	52,138	44,464
Accumulated other comprehensive income (loss)	(10,869)	(1,556)
Total Shareholders' Equity	142,344	143,983
Total Liabilities and Shareholders' Equity	$1,752,553	$1,750,430

See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share data)	2018	2017	2018	2017
Interest Income:
Loans (including fees)	$16,867	$14,421	$47,650	$39,447
Deposits with other banks	158	82	274	142
Securities (including FHLB stock)	3,083	3,317	9,766	10,018
Federal funds sold	-	6	1	8
Total Interest Income	20,108	17,826	57,691	49,615

Interest Expense:
Demand deposits	2,155	1,460	6,273	3,902
Savings deposits	107	61	281	147
Time deposits	2,916	2,044	7,291	5,079
Borrowings	439	403	1,316	1,143
Total Interest Expense	5,617	3,968	15,161	10,271

Net Interest Income	14,491	13,858	42,530	39,344
Less: Provision for loan losses	372	1,051	568	3,064
Net Interest Income after Provision for Loan Losses	14,119	12,807	41,962	36,280

Noninterest Income:
Service charges, commissions and fees	768	718	2,262	1,851
ATM and debit card fees	540	497	1,572	1,464
Net (losses) gains on securities	(696)	62	(902)	996
Net gains on sale of loans	45	3	176	127
Other	542	723	1,437	1,518
Total Noninterest Income	1,199	2,003	4,545	5,956

Noninterest Expense:
Salaries and employee benefits	5,764	5,270	16,979	14,689
Occupancy and equipment expense	1,370	1,166	4,108	3,274
Other	4,022	3,709	10,953	10,197
Total Noninterest Expense	11,156	10,145	32,040	28,160

Income Before Income Taxes	4,162	4,665	14,467	14,076
Less: Provision for income taxes	765	1,603	2,872	4,831
Net Income	$3,397	$3,062	$11,595	$9,245

Per Common Share:[1]
Earnings	$0.39	$0.35	$1.32	$1.08
Cash dividends paid	$0.16	$0.15	$0.48	$0.44

Weighted Average Common Shares Outstanding	8,807,175	8,807,175	8,807,175	8,540,997

See Notes to Consolidated Financial Statements
[1] All share amounts have been restated to reflect the ten percent stock dividend paid December 14, 2017 to shareholders of record as of December 8, 2017.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Three Months Ended September 30, 2018			Three Months Ended September 30, 2017
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$41,749	$158	1.50%	$30,295	$82	1.07%
Securities (including FHLB stock)	447,348	3,083	2.73%	503,511	3,317	2.61%
Federal funds sold	134	-	-%	1,736	6	1.37%
Loans held for sale	826	12	5.77%	1,976	27	5.42%
Loans, net of unearned income	1,176,670	16,855	5.68%	1,095,541	14,394	5.21%
Total interest-earning assets	1,666,727	$20,108	4.79%	1,633,059	$17,826	4.33%

Noninterest-earning assets:
Cash and due from banks	9,968			13,122
Premises and equipment, net	38,294			36,262
Other assets	13,751			13,806
Total Assets	$1,728,740			$1,696,249

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$535,123	$2,155	1.60%	$534,400	$1,460	1.08%
Savings deposits	112,113	107	0.38%	105,211	61	0.23%
Time deposits	639,613	2,916	1.81%	612,406	2,044	1.32%
Borrowings	38,268	439	4.55%	40,965	403	3.90%
Total interest-bearing liabilities	1,325,117	$5,617	1.68%	1,292,982	$3,968	1.22%

Noninterest-bearing liabilities:
Demand deposits	254,405			254,825
Other	5,875			5,613
Total Liabilities	1,585,397			1,553,420

Shareholders' equity	143,343			142,829
Total Liabilities and Shareholders' Equity	$1,728,740			$1,696,249
Net interest income		$14,491			$13,858

Net interest rate spread (1)			3.11%			3.11%
Net interest-earning assets (2)	$341,610			$340,077
Net interest margin (3), (4)			3.45%			3.37%

Average interest-earning assets to interest-bearing liabilities			125.78%			126.30%

(1)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	The tax adjusted net interest margin was 3.46% and 3.39% for the above periods ended September 30, 2018 and 2017 respectively. A 21% and 35% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended September 30, 2018 and 2017 respectively.
(5)	Annualized.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$30,004	$274	1.22%	$24,808	$142	0.76%
Securities (including FHLB stock)	480,899	9,766	2.72%	517,929	10,018	2.59%
Federal funds sold	586	1	0.23%	958	8	1.10%
Loans held for sale	1,510	69	6.11%	855	31	4.86%
Loans, net of unearned income	1,158,246	47,581	5.49%	1,027,382	39,416	5.13%
Total interest-earning assets	1,671,245	$57,691	4.62%	1,571,932	$49,615	4.22%

Noninterest-earning assets:
Cash and due from banks	10,185			9,675
Premises and equipment, net	38,221			29,343
Other assets	13,795			7,924
Total Assets	$1,733,446			$1,618,874

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$569,605	$6,273	1.47%	$534,898	$3,902	0.98%
Savings deposits	110,933	281	0.34%	101,581	147	0.19%
Time deposits	611,792	7,291	1.59%	563,076	5,079	1.21%
Borrowings	40,377	1,316	4.36%	40,074	1,143	3.81%
Total interest-bearing liabilities	1,332,707	$15,161	1.52%	1,239,629	$10,271	1.11%

Noninterest-bearing liabilities:
Demand deposits	253,372			240,923
Other	5,366			4,926
Total Liabilities	1,591,445			1,485,478

Shareholders' equity	142,001			133,396
Total Liabilities and Shareholders' Equity	$1,733,446			$1,618,874
Net interest income		$42,530			$39,344

Net interest rate spread (1)			3.10%			3.11%
Net interest-earning assets (2)	$338,538			$332,303
Net interest margin (3), (4)			3.40%			3.35%

Average interest-earning assets to interest-bearing liabilities			125.40%			126.81%

(1)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average total interest-earning assets.
(4)	The tax adjusted net interest margin was 3.42% and 3.37% for the above periods ended September 30, 2018 and 2017 respectively. A 21% and 35% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended September 30, 2018 and 2017 respectively.
(5)	Annualized.

The following table summarizes the components of First Guaranty's loan portfolio as of September 30, 2018, June 30, 2018, March 31, 2018 and December 31, 2017:

	September 30, 2018		June 30, 2018		March 31, 2018		December 31, 2017
(in thousands except for %)	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category
Real Estate:
Construction & land development	$107,578	9.0%	$91,654	7.8%	$95,524	8.4%	$112,603	9.8%
Farmland	19,422	1.6%	24,448	2.1%	24,668	2.2%	25,691	2.2%
1- 4 Family	166,399	14.0%	164,841	14.0%	158,937	13.9%	158,733	13.8%
Multifamily	43,015	3.6%	43,118	3.6%	43,406	3.8%	16,840	1.4%
Non-farm non-residential	566,625	47.6%	569,559	48.4%	529,478	46.5%	530,293	46.1%
Total Real Estate	903,039	75.8%	893,620	75.9%	852,013	74.8%	844,160	73.3%
Non-Real Estate:
Agricultural	29,118	2.4%	26,517	2.3%	18,957	1.7%	21,514	1.9%
Commercial and industrial	194,136	16.3%	200,349	17.0%	213,613	18.7%	230,638	20.0%
Consumer and other	65,763	5.5%	56,458	4.8%	55,007	4.8%	55,185	4.8%
Total Non-Real Estate	289,017	24.2%	283,324	24.1%	287,577	25.2%	307,337	26.7%
Total loans before unearned income	1,192,056	100.0%	1,176,944	100.0%	1,139,590	100.0%	1,151,497	100.0%
Unearned income	(2,670)		(2,803)		(2,419)		(2,483)
Total loans net of unearned income	$1,189,386		$1,174,141		$1,137,171		$1,149,014

The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated.

(in thousands)	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Nonaccrual loans:
Real Estate:
Construction and land development	$316	$326	$360	$371
Farmland	492	638	235	65
1 - 4 family residential	2,094	2,250	1,480	1,953
Multifamily	-	-	-	-
Non-farm non-residential	609	3,821	3,885	3,758
Total Real Estate	3,511	7,035	5,960	6,147
Non-Real Estate:
Agricultural	1,898	1,360	1,972	1,496
Commercial and industrial	320	347	2,398	4,826
Consumer and other	92	227	206	81
Total Non-Real Estate	2,310	1,934	4,576	6,403
Total nonaccrual loans	5,821	8,969	10,536	12,550

Loans 90 days and greater delinquent & accruing:
Real Estate:
Construction and land development	479	-	-	-
Farmland	-	-	-	-
1 - 4 family residential	-	28	-	-
Multifamily	-	-	-	-
Non-farm non-residential	-	-	316	-
Total Real Estate	479	28	316	-
Non-Real Estate:
Agricultural	-	-	75	41
Commercial and industrial	-	226	30	798
Consumer and other	29	-	-	-
Total Non-Real Estate	29	226	105	839
Total loans 90 days and greater delinquent & accruing	508	254	421	839

Total non-performing loans	6,329	9,223	10,957	13,389

Real Estate Owned:
Real Estate Loans:
Construction and land development	241	250	250	304
Farmland	-	-	-	-
1 - 4 family residential	120	164	164	23
Multifamily	-	-	-	-
Non-farm non-residential	800	811	857	954
Total Real Estate	1,161	1,225	1,271	1,281
Non-Real Estate Loans:
Agricultural	-	-	-	-
Commercial and industrial	-	-	-	-
Consumer and other	-	-	-	-
Total Non-Real Estate	-	-	-	-
Total Real Estate Owned	1,161	1,225	1,271	1,281

Total non-performing assets	$7,490	$10,448	$12,228	$14,670

Non-performing assets to total loans	0.63%	0.89%	1.08%	1.28%
Non-performing assets to total assets	0.43%	0.61%	0.71%	0.84%
Non-performing loans to total loans	0.53%	0.79%	0.96%	1.17%

Non-GAAP Financial Measures

Our accounting and reporting policies conform to accounting principles generally accepted in the United States, or GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional metrics. Tangible book value per share and the ratio of tangible equity to tangible assets are not financial measures recognized under GAAP and, therefore, are considered non-GAAP financial measures.

Our management, banking regulators, many financial analysts and other investors use these non-GAAP financial measures to compare the capital adequacy of banking organizations with significant amounts of preferred equity and/or goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions. Tangible equity, tangible assets, tangible book value per share or related measures should not be considered in isolation or as a substitute for total shareholders' equity, total assets, book value per share or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate tangible equity, tangible assets, tangible book value per share and any other related measures may differ from that of other companies reporting measures with similar names.

The following table reconciles, as of the dates set forth below, shareholders' equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	At September 30,	At December 31,
(in thousands except for share data and %)	2018	2017	2016	2015	2014
Tangible Common Equity
Total shareholders' equity	$142,344	$143,983	$124,349	$118,224	$139,583
Adjustments:
Preferred	-	-	-	-	39,435
Goodwill	3,472	3,472	1,999	1,999	1,999
Acquisition intangibles	2,840	3,249	978	1,298	1,618
Tangible common equity	$136,032	$137,262	$121,372	$114,927	$96,531
Common shares outstanding[1]	8,807,175	8,807,175	8,369,424	8,369,424	7,611,397
Book value per common share[1]	$16.16	$16.35	$14.86	$14.13	$13.16
Tangible book value per common share[1]	$15.45	$15.59	$14.50	$13.73	$12.68
Tangible Assets
Total Assets	$1,752,553	$1,750,430	$1,500,946	$1,459,753	$1,518,876
Adjustments:
Goodwill	3,472	3,472	1,999	1,999	1,999
Acquisition intangibles	2,840	3,249	978	1,298	1,618
Tangible Assets	$1,746,241	$1,743,709	$1,497,969	$1,456,456	$1,515,259
Tangible common equity to tangible assets	7.79%	7.87%	8.10%	7.89%	6.37%
[1] All share amounts have been restated to reflect the ten percent stock dividend paid December 14, 2017 to shareholders of record as of December 8, 2017.